Exhibit 99.1
APi Group Reports Second Quarter 2025 Financial Results and Raises Full-Year 2025 Outlook
-Record second quarter net revenues of $2.0 billion, representing accelerating year-over-year growth of 15.0% and organic growth of 8.3%-
-Record second quarter reported net income of $77 million with year-over-year growth of 11.6%-
-Record second quarter adjusted EBITDA of $272 million with year-over-year growth of 17.7% and adjusted EBITDA margin expansion of 30 basis points to a record 13.7%-
-Raising full-year guidance for net revenues and adjusted EBITDA-
New Brighton, Minnesota – July 31, 2025 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three and six months ended June 30, 2025.

Russ Becker, APi’s President and Chief Executive Officer stated: “We enter the second half of 2025 with continued positive momentum across our global business platform. We continue to accelerate organic growth while expanding adjusted EBITDA margins, growing our recurring inspection, service and monitoring business, building on our record backlog, and improving our free cash flow generation. We believe our proven operating model, built on an inspection and service-first strategy, purpose-driven leadership, and a disciplined approach to capital allocation, positions APi for sustained organic growth, margin expansion and value-accretive M&A. We are confident in our leaders’ ability to execute our strategy and deliver against our new 10/16/60+ long-term financial targets creating value for all of our stakeholders."

Second Quarter 2025 Consolidated Results:

	Three Months Ended June 30,
	2025	2024	Y/Y
Net revenues	$1,990	$1,730	15.0%
Organic net revenue growth (a)			8.3%

GAAP
Gross profit	$615	$544	13.1%
Gross margin	30.9%	31.4%	(50) bps

Net income	$77	$69	11.6%
Diluted EPS	$0.16	$0.15	6.7%

Adjusted non-GAAP comparison
Adjusted gross profit	$620	$549	12.9%
Adjusted gross margin	31.2%	31.7%	(50) bps

Adjusted EBITDA	$272	$231	17.7%
Adjusted EBITDA as a % of adjusted net revenues	13.7%	13.4%	+30 bps

Adjusted net income	$164	$136	20.6%
Adjusted diluted EPS (b)	$0.39	$0.33	18.2%
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
(b)Per share data has been adjusted to reflect the three-for-two stock split executed June 30, 2025.

NM = Not meaningful
•Reported net revenue increased by 15.0% (8.3% organic) driven by acquisitions, strong project revenue growth, pricing improvements, and growth in inspection, service, and monitoring revenues.
•Reported and adjusted gross margin each decreased 50 basis points compared to prior year period primarily driven by mix, partially offset by pricing improvements across the business.
•Reported net income was $77 million and diluted EPS was $0.16. Adjusted net income was $164 million and adjusted diluted EPS was $0.39, representing an 18.2% increase compared to prior year period driven by strong adjusted EBITDA growth.
•Adjusted EBITDA increased by 17.7% (16.7% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 30 basis points to 13.7%. Growth in adjusted EBITDA was driven by an increase in adjusted gross profit.
Second Quarter 2025 Segment Results:
Safety Services

	Three Months Ended June 30,
	2025	2024	Y/Y
Safety Services
Net revenues	$1,362	$1,176	15.8%
Organic net revenue growth (a)			5.6%

GAAP
Gross profit	$501	$424	18.2%
Gross margin	36.8%	36.1%	+70 bps

Segment earnings	$232	$190	22.1%
Segment earnings margin	17.0%	16.2%	+80 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$506	$429	17.9%
Adjusted gross margin	37.2%	36.5%	+70 bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue growth of 15.8% (5.6% organic) driven by acquisitions completed in the last year, pricing improvements, and strong growth in both service and project revenues.
•Reported and adjusted gross margin each increased 70 basis points compared to prior year period driven by disciplined customer and project selection and pricing improvements leading to margin expansion in both service and project revenues.
•Reported segment earnings increased by 22.1% (21.5% on a fixed currency basis) compared to the prior year period. Segment earnings margin was 17.0%, representing an 80 basis point increase compared to prior year period, primarily due to the increase in adjusted gross margin.

Specialty Services

	Three Months Ended June 30,
	2025	2024	Y/Y
Specialty Services
Net revenues	$629	$555	13.3%
Organic net revenue growth (a)			13.3%

GAAP
Gross profit	$114	$120	(5.0)%
Gross margin	18.1%	21.6%	(350) bps

Segment earnings	$71	$73	(2.7)%
Segment earnings margin	11.3%	13.2%	(190) bps

Adjusted non-GAAP comparison
Adjusted gross profit	$114	$120	(5.0)%
Adjusted gross margin	18.1%	21.6%	(350) bps
Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenue increased by 13.3% (13.3% organic) driven by strong project revenue growth.
•Reported and adjusted gross margin each decreased by 350 basis points compared to prior year period driven by increased project starts, rising material costs, and weather.
•Reported segment earnings decreased by 2.7% compared to prior year period. Segment earnings margin was 11.3%, representing a 190 basis point decrease compared to prior year period, primarily due to the decrease in adjusted gross margin, partially offset by favorable fixed cost absorption.
Guidance
APi increases its full-year 2025 guidance for net revenue and adjusted EBITDA.
• Net Revenues of $7,650 to $7,850 million, up from $7,400 to $7,600 million
• Adjusted EBITDA of $1,005 to $1,045 million, up from $985 to $1,035 million
• Adjusted Free Cash Flow Conversion of approximately 75%
APi announces its guidance for the third quarter of 2025.
• Net Revenues of $1,985 to $2,035 million
• Adjusted EBITDA of $270 to $280 million
Stock Split
On June 30, 2025, we executed a three-for-two stock split by a payment of a stock dividend of one-half of one share of common stock for each share of common stock. We retained the current par value of $0.0001 per share for all common shares.
Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, July 31, 2025. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; G. David Jackola, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.
To listen to the call by telephone, please dial 800-715-9871 or 646-307-1963 and provide Conference ID 4836166. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:
https://events.q4inc.com/attendee/962064637
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.

About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroup.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of our acquisitions and restructuring program, and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection, the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures, and the expected efficiencies from the realignment of the Company’s Safety Services segment; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (x) the Company’s substantial level of indebtedness; (xi) risks associated with the Company’s contract portfolio; (xii) changes in applicable laws or regulations; (xiii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiv) the impact of a global armed conflict; (xv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xvi) geopolitical risks; and (xvii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in the case of adjusted EBITDA, determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude systems and business enablement expenses, business process transformation expenses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions and divestitures, amortization of intangible assets, and non-service pension cost are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company supplements the reporting of its consolidated financial information with certain financial measures, including adjusted EBITDA, a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, and segment earnings. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. Segment earnings, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items, is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. Segment earnings margin is calculated as segment earnings divided by net revenue. The Company believes these measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses adjusted EBITDA and segment earnings to evaluate its performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of the Company’s core operating results.
•The Company discloses fixed currency net revenues and adjusted EBITDA on a consolidated basis and segment earnings on a segment specific basis to provide a more complete understanding of underlying revenue, adjusted EBITDA, and segment earnings trends by providing net revenues, adjusted EBITDA, and segment earnings on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2025.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.

•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions, debt repricing fees, and public offerings. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions and divestitures, restructuring costs, amortization of intangible assets, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Additional Information
Following the realignment of our segments in 2025, we have recast all historical segment information in this press release to reflect the move of the HVAC business to the Specialty Services segment.

In addition, following the three-for-two stock split executed on June 30, 2025, all references to the number of shares outstanding, issued shares, and per share amounts of the Company’s common shares have been restated to reflect the effect of the stock split for all periods presented in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$1,990	$1,730	$3,709	$3,331
Cost of revenues	1,375	1,186	2,552	2,295
Gross profit	615	544	1,157	1,036
Selling, general, and administrative expenses	472	418	930	810
Operating income	143	126	227	226
Interest expense, net	37	35	75	69
Investment (income) expense and other, net	(2)	2	(2)	5
Other expense, net	35	37	73	74
Income before income taxes	108	89	154	152
Income tax provision	31	20	42	38
Net income	$77	$69	$112	$114
Net loss attributable to common shareholders:
Less income allocable to Series A Preferred Stock	$(8)	$—	$(12)	$—
Stock dividend on Series B Preferred Stock	—	—	—	(7)
Conversion of Series B Preferred Stock	—	—	—	(372)
Net income (loss) attributable to common shareholders	$69	$69	$100	$(265)
Net income (loss) per common share:
Basic	$0.17	$0.15	$0.24	$(0.68)
Diluted	0.16	0.15	0.24	(0.68)
Weighted average shares outstanding:
Basic	415	407	416	391
Diluted	428	414	422	391

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$432	$499
Accounts receivable, net	1,510	1,444
Inventories	154	143
Contract assets	542	453
Prepaid expenses and other current assets	160	119
Total current assets	2,798	2,658
Property and equipment, net	382	379
Operating lease right of use assets	290	268
Goodwill	3,126	2,894
Intangible assets, net	1,672	1,660
Deferred tax assets	75	57
Pension and post-retirement assets	122	120
Other assets	74	116
Total assets	$8,539	$8,152
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$4
Accounts payable	524	497
Accrued liabilities	665	704
Contract liabilities	644	590
Operating and finance leases	95	90
Total current liabilities	1,933	1,885
Long-term debt, less current portion	2,751	2,749
Pension and post-retirement obligations	53	48
Operating and finance leases	208	192
Deferred tax liabilities	218	198
Other noncurrent liabilities	205	127
Total liabilities	5,368	5,199
Total shareholders’ equity	3,171	2,953
Total liabilities and shareholders’ equity	$8,539	$8,152

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$112	$114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	161	144
Restructuring charges, net of cash paid	(2)	(10)
Deferred taxes	(1)	(1)
Share-based compensation expense	21	17
Profit-sharing expense	14	11
Non-cash lease expense	56	48
Net periodic pension cost	11	12
Other, net	2	(18)
Changes in operating assets and liabilities, net of effects of acquisitions:	(229)	(200)
Net cash provided by operating activities	$145	$117

Cash flows from investing activities:
Acquisitions, net of cash acquired	$(111)	$(606)
Purchases of property and equipment	(39)	(44)
Proceeds from sales of property and equipment	10	27
Net cash used in investing activities	$(140)	$(623)

Cash flows from financing activities:
Net short-term debt	$—	$—
Proceeds from long-term borrowings	—	850
Payments on long-term borrowings	(4)	(334)
Repurchases of common stock	(75)	—
Proceeds from issuance of common shares	—	458
Conversion of Series B Preferred Stock	—	(600)
Payments of acquisition-related consideration	(2)	(2)
Restricted shares tendered for taxes	(20)	(11)
Other financing activities	—	(4)
Net cash (used in) provided by financing activities	$(101)	$357
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	28	(5)
Net decrease in cash, cash equivalents, and restricted cash	$(68)	$(154)
Cash, cash equivalents, and restricted cash, beginning of period	501	480
Cash, cash equivalents, and restricted cash, end of period	$433	$326

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended June 30, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	15.8%	1.4%	14.4%	8.8%	5.6%
Specialty Services	13.3%	—%	13.3%	—%	13.3%
Consolidated	15.0%	0.8%	14.2%	5.9%	8.3%

	Six Months Ended June 30, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	14.7%	(0.3)%	15.0%	9.3%	5.7%
Specialty Services	3.9%	—%	3.9%	(0.2)%	4.1%
Consolidated	11.3%	(0.2)%	11.5%	6.3%	5.2%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(b)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of June 30, 2025.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Gross profit (as reported)		$615	$544	$1,157	$1,036
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	4	3	7	3
Restructuring program related costs		1	2	1	2
Adjusted gross profit		$620	$549	$1,165	$1,041

Net revenues		$1,990	$1,730	$3,709	$3,331
Adjusted gross margin		31.2%	31.7%	31.4%	31.3%

Adjusted SG&A

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Selling, general, and administrative expenses ("SG&A") (as reported)		$472	$418	$930	$810
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(b)	(55)	(52)	(112)	(102)
Contingent consideration and compensation	(c)	—	(2)	(1)	(4)
Systems and business enablement	(d)	(18)	—	(30)	—
Business process transformation expenses	(e)	—	(7)	(4)	(13)
Acquisition and divestiture related expenses	(f)	(11)	(8)	(14)	(9)
Restructuring program related costs	(g)	(11)	(6)	(14)	(11)
Other	(h)	(1)	(1)	(3)	8
Adjusted SG&A expenses		$376	$342	$752	$679

Net revenues		$1,990	$1,730	$3,709	$3,331
Adjusted SG&A as a % of net revenues		18.9%	19.8%	20.3%	20.4%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the addback of amortization expense.
(c)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction and disposal costs associated with potential and completed divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Net income (as reported)		$77	$69	$112	$114
Adjustments to reconcile net income to EBITDA:
Interest expense, net		37	35	75	69
Income tax provision		31	20	42	38
Depreciation and amortization		81	75	161	144
EBITDA		$226	$199	$390	$365
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	2	1	4
Non-service pension cost	(b)	5	6	9	10
Systems and business enablement	(c)	18	—	30	—
Business process transformation expenses	(d)	—	7	4	13
Acquisition and divestiture related expenses	(e)	11	8	14	9
Restructuring program related costs	(f)	11	8	14	13
Other	(g)	1	1	3	(8)
Adjusted EBITDA		$272	$231	$465	$406

Net revenues		$1,990	$1,730	$3,709	$3,331
Adjusted EBITDA margin		13.7%	13.4%	12.5%	12.2%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(e)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction and disposal costs associated with potential and completed divestitures.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before income tax, net income and EPS and
Adjusted income before income tax, net income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Income before income tax provision (as reported)		$108	$89	$154	$152
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	59	55	119	105
Contingent consideration and compensation	(b)	—	2	1	4
Non-service pension cost	(c)	5	6	9	10
Systems and business enablement	(d)	18	—	30	—
Business process transformation expenses	(e)	—	7	4	13
Acquisition and divestiture related expenses	(f)	11	8	14	9
Restructuring program related costs	(g)	11	8	14	13
Other	(h)	1	1	3	(8)
Adjusted income before income tax provision		$213	$176	$348	$298

Income tax provision (as reported)		$31	$20	$42	$38
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	18	20	38	30
Adjusted income tax provision		$49	$40	$80	$68

Adjusted income before income tax provision		$213	$176	$348	$298
Adjusted income tax provision		49	40	80	68
Adjusted net income		$164	$136	$268	$230

Diluted weighted average shares outstanding (as reported)		428	414	422	391
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	—	—	—	2
Dilutive impact of Series A Preferred Stock	(k)	(5)	2	—	6
Dilutive impact of conversion of Series B Preferred Stock	(l)	—	—	—	17
Adjusted diluted weighted average shares outstanding		423	416	422	416

Adjusted diluted EPS		$0.39	$0.33	$0.64	$0.55
Notes:
(a)Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction and disposal costs associated with potential and completed divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of options and RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment reflects the addition of the dilutive impact of 6 million shares associated with the deemed conversion of Series A Preferred Stock, when adjusted for the stock split, offset by the adjustment of the assumed dividend payable to the Series A Preferred Stock holders at year-end.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 49 million common shares and were outstanding for two months of the year, when adjusted for the stock split. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2025 (a)	2024 (a)	2025 (a)	2024 (a)
Safety Services
Net revenues		$1,362	$1,176	$2,629	$2,293
Adjusted gross profit		506	429	975	832
Segment earnings		232	190	431	355

Adjusted gross margin		37.2%	36.5%	37.1%	36.3%
Segment earnings margin		17.0%	16.2%	16.4%	15.5%

Specialty Services
Net revenues		$629	$555	$1,082	$1,041
Adjusted gross profit		114	120	190	209
Segment earnings		71	73	100	116

Adjusted gross margin		18.1%	21.6%	17.6%	20.1%
Segment earnings margin		11.3%	13.2%	9.2%	11.1%

Total net revenues before corporate and eliminations	(b)	$1,991	$1,731	$3,711	$3,334
Total segment earnings before corporate and eliminations	(b)	303	263	531	471
Segment earnings margin before corporate and eliminations	(b)	15.2%	15.2%	14.3%	14.1%

Corporate and Eliminations
Net revenues		$(1)	$(1)	$(2)	$(3)
Adjusted EBITDA		(31)	(32)	(66)	(65)

Total Consolidated
Net revenues		$1,990	$1,730	$3,709	$3,331
Adjusted gross profit		620	549	1,165	1,041
Adjusted EBITDA		272	231	465	406

Adjusted gross margin		31.2%	31.7%	31.4%	31.3%
Adjusted EBITDA margin		13.7%	13.4%	12.5%	12.2%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended June 30, 2025				Three Months Ended June 30, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,362	$—		$1,362	$1,176	$—		$1,176
Cost of revenues	861	(4)	(a)	856	752	(3)	(a)	747
		(1)	(b)			(2)	(b)
Gross profit	$501	$5		$506	$424	$5		$429
Gross margin	36.8%			37.2%	36.1%			36.5%

Specialty Services
Net revenues	$629	$—		$629	$555	$—		$555
Cost of revenues	515	—		515	435	—		435
Gross profit	$114	$—		$114	$120	$—		$120
Gross margin	18.1%			18.1%	21.6%			21.6%

Corporate and Eliminations
Net revenues	$(1)	$—		$(1)	$(1)	$—		$(1)
Cost of revenues	(1)	—		(1)	(1)	—		(1)

Total Consolidated
Net revenues	$1,990	$—		$1,990	$1,730	$—		$1,730
Cost of revenues	1,375	(4)	(a)	1,370	1,186	(3)	(a)	1,181
		(1)	(b)			(2)	(b)
Gross profit	$615	$5		$620	$544	$5		$549
Gross margin	30.9%			31.2%	31.4%			31.7%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Six Months Ended June 30, 2025				Six Months Ended June 30, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$2,629	$—		$2,629	$2,293	$—		$2,293
Cost of revenues	1,662	(7)	(a)	1,654	1,466	(3)	(a)	1,461
		(1)	(b)			(2)	(b)
Gross profit	$967	$8		$975	$827	$5		$832
Gross margin	36.8%			37.1%	36.1%			36.3%

Specialty Services
Net revenues	$1,082	$—		$1,082	$1,041	$—		$1,041
Cost of revenues	892	—		892	832	—		832
Gross profit	$190	$—		$190	$209	$—		$209
Gross margin	17.6%			17.6%	20.1%			20.1%

Corporate and Eliminations
Net revenues	$(2)	$—		$(2)	$(3)	$—		$(3)
Cost of revenues	(2)	—		(2)	(3)	—		(3)

Total Consolidated
Net revenues	$3,709	$—		$3,709	$3,331	$—		$3,331
Cost of revenues	2,552	(7)	(a)	2,544	2,295	(3)	(a)	2,290
		(1)	(b)			(2)	(b)
Gross profit	$1,157	$8		$1,165	$1,036	$5		$1,041
Gross margin	31.2%			31.4%	31.1%			31.3%
Notes:
(a)Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Corporate and Eliminations
Income before income taxes		$(77)	$(74)	$(160)	$(130)
Interest expense, net		29	26	58	50
Depreciation		1	—	2	1
Amortization		1	1	2	2
Systems and business enablement	(a)	11	—	21	—
Business process transformation expenses	(b)	—	6	3	11
Acquisition and divestiture related expenses	(c)	4	8	7	9
Other	(d)	—	1	1	(8)
Corporate and Eliminations adjusted EBITDA		$(31)	$(32)	$(66)	$(65)
Notes:
(a)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(c)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction and disposal costs associated with potential and completed divestitures.
(d)Adjustment includes various miscellaneous non-recurring items, such as the gain on the sale of a building, costs associated with the Series B Preferred Stock conversion, elimination of changes in fair value estimates to acquired liabilities, and impairment recorded on disposed assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in Segment earnings

	Three Months Ended June 30, 2025
	Change in Segment earnings (public rates) (a)	Foreign currency translation (b)	Change in Segment earnings (fixed currency) (c)
Safety Services	22.1%	0.6%	21.5%
Specialty Services	(2.7)%	1.4%	(4.1)%
Consolidated	17.7%	1.0%	16.7%

	Six Months Ended June 30, 2025
	Change in Segment earnings (public rates) (a)	Foreign currency translation (b)	Change in Segment earnings (fixed currency) (c)
Safety Services	21.4%	(0.1)%	21.5%
Specialty Services	(13.8)%	—%	(13.8)%
Consolidated	14.5%	0.2%	14.3%
Notes:
(a)Segment earnings derived from reconciliations included elsewhere in this press release.
(b)Adjusted to eliminate the impact of foreign currency on segment earnings amounts, calculated as the difference between segment earnings at public currency rates and segment earnings at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(c)Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
Net cash provided by operating activities (as reported)		$83	$110	$145	$117
Less: Purchases of property and equipment		(27)	(22)	(39)	(44)
Free cash flow		$56	$88	$106	$73
Add: Cash payments related to following items:
Contingent compensation	(a)	—	6	1	11
Systems and business enablement	(b)	26	—	42	—
Business process transformation expenses	(c)	—	8	4	14
Acquisition and divestiture related expenses	(d)	7	8	10	9
Restructuring program related payments	(e)	3	9	12	21
Other	(f)	8	3	11	6
Adjusted free cash flow		$100	$122	$186	$134

Adjusted EBITDA	(g)	$272	$231	$465	$406
Adjusted free cash flow conversion		36.8%	52.8%	40.0%	33.0%
Notes:
(a)Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(b)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(d)Adjustment to reflect the elimination of transaction and integration costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group, as well as transaction and disposal costs associated with potential and completed divestitures.
(e)Adjustment to reflect payments made for restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, such as elimination of payments made on the Series B Preferred Stock conversion, and payments made related to the debt repricing transaction.
(g)Adjusted EBITDA from non-GAAP reconciliations included elsewhere in this press release.